EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES FOURTH QUARTER 2009 TOTAL REVENUE OF $50.8 MILLION

CAMARILLO, CA March 3, 2010– Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, released its results for the three and twelve months ended December 31, 2009.

Fourth Quarter 2009 Results

For the quarter ended December 31, 2009 compared to the quarter ended December 31, 2008:

Consolidated

•

Total revenue decreased 7.9% to $50.8 million from $55.2 million;

•

Operating expenses decreased 58.2% to $40.2 million from $96.2 million;

•

Operating expenses excluding impairment of indefinite-lived intangible assets, cost of denied tower site and abandoned projects and gain or loss on disposal of assets decreased 7.5% to $40.1 million from $43.3 million;

•

Operating income from continued operations was $10.6 million for the current quarter as compared to an operating loss of $41.1 million in the prior year;

•

Net loss was $1.6 million, or $0.07 net loss per share, as compared to $30.6 million, or $1.29 net loss per share in the prior year;

•

EBITDA was $12.5 million for the quarter as compared to a loss of $32.6 million in the prior year; and

•

Adjusted EBITDA decreased 7.9% to $14.7 million from $15.9 million.

Broadcast

•

Net broadcast revenue decreased 8.8% to $43.3 million from $47.5 million;

•

Station operating income (“SOI”) decreased 6.6% to $17.1 million from $18.3 million;

•

Same station net broadcast revenue decreased 8.9% to $42.9 million from $47.1 million;

•

Same station SOI decreased 7.0% to $17.0 million from $18.3 million; and

•

Same station SOI margin increased to 39.6% from 38.8%.

Non-broadcast

•

Non-broadcast revenue decreased 2.1% to $7.5 million from $7.7 million; and

•

Non-broadcast operating income decreased 1.2% to $1.3 million from $1.4 million.

Included in the results for the quarter ended December 31, 2009 are:

•

A $0.1 million loss, net of tax, from discontinued operations of radio stations in Milwaukee, Wisconsin;

•

A $0.2 million impairment of indefinite-lived intangible assets ($0.1 million, net of tax) related to the impairment of radio broadcasting licenses in our Detroit market;

•

A $2.3 million charge ($1.4 million, net of tax, or $0.09 per share) related to the change in fair value of our interest rate swaps;

•

A $1.7 million loss ($1.0 million, net of tax, or $0.04 per share) on early redemption of long-term debt due to the repurchase of our 7 ¾% senior subordinated notes due in 2010; and

•

A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Included in the results for the quarter ended December 31, 2008 are:

•

A $0.2 million loss, net of tax, from discontinued operations of radio stations in Milwaukee, Wisconsin;

•

A $1.0 million gain ($0.7 million, net of tax, or $0.3 per diluted share) on the disposal of assets;

•

A $52.7 million impairment of indefinite-lived intangible assets ($34.4 million, net of tax, or $1.45 per share) related to the impairment of radio broadcasting licenses and goodwill in our Boston, Detroit, Cleveland, Louisville, Nashville, Tampa, Miami, Orlando, Sacramento, and Omaha markets;

•

A $1.3 million charge ($0.8 million, net of tax, or $0.05 per share) related to terminated transaction costs and abandoned license upgrades;

•

A $4.8 million charge ($3.2 million, net of tax, or $0.20 per share) related to the change in fair value of our interest rate swaps; and

•

A $4.7 million gain ($3.0 million, net of tax, or $0.13 per diluted share) on early redemption of long-term debt due to the repurchase of $9.4 million of our 7 ¾% senior subordinated notes due in 2010.

These results reflect the reclassification of the operations of our Milwaukee, Wisconsin radio stations to discontinued operations for all periods presented. These stations had no net broadcast revenue and operating income for the quarter ended December 31, 2008 and no net broadcast revenue and generated a loss of $0.2 million for the quarter ended December 31, 2009.

Per share numbers are calculated based on 23,933,940 diluted weighted average shares for the quarter ended December 31, 2009, and 23,673,788 diluted weighted average shares for the quarter ended December 31, 2008.

Year to Date 2009 Results

For the twelve month period ended December 31, 2009 compared to the twelve month period ended December 31, 2008:

Consolidated

•

Total revenue decreased 10.5% to $199.2 million from $222.5 million;

•

Operating expenses decreased 24.7% to $191.6 million from $254.3 million;

•

Operating expenses excluding impairment of goodwill and indefinite-lived assets, cost of denied tower site and abandoned projects and gain or loss on disposal of assets decreased 14.0% to $160.8 million from $186.9 million;

•

Operating income from continued operations was $7.6 million as compared to an operating loss of $31.8 million in the prior year;

•

Net loss was $8.3 million, or $0.35 net loss per share, as compared to $33.1 million, or $1.40 net loss per share;

•

EBITDA increased to $23.1 million from a loss of $9.1 million in the prior year; and

•

Adjusted EBITDA decreased 2.2% to $54.0 million from $55.2 million.

Broadcast

•

Net broadcast revenue decreased 11.4% to $172.1 million from $194.1 million;

•

SOI decreased 7.7% to $63.9 million from $69.2 million;

•

Same station net broadcast revenue decreased 11.7% to $167.4 million from $189.7 million;

•

Same station SOI decreased 7.7% to $63.3 million from $68.6 million; and

•

Same station SOI margin increased to 37.8% from 36.2%.

Non-broadcast

•

Non-broadcast revenue decreased 4.3% to $27.2 million from $28.4 million; and

•

Non-broadcast operating income increased 43.5% to $3.6 million from $2.5 million.

Included in the results for the twelve month period ended December 31, 2009 are:

•

A $1.1 million charge ($0.7 million, net of tax, or $0.05 per share) related to the costs of a denied tower site relocation project for radio station KDOW-AM, San Francisco, California, which was rejected by the City of Hayward and an abandoned tower site relocation for KKLA-FM, Los Angeles, California;

•

A $28.0 million impairment of indefinite-lived intangible assets ($18.5 million, net of tax, or $0.78 per share) consisting of a $26.8 million impairment of radio broadcasting licenses and goodwill in our Dallas, Atlanta, Detroit, Portland and Cleveland markets and a $1.2 million impairment of goodwill and mastheads in our non-broadcast segment;

•

A $1.7 million loss ($1.1 million, net of tax, or $0.05 per share) on disposal of assets primarily from the sale of radio station KPXI-FM in Tyler-Longview, Texas;

•

A $0.8 million charge ($0.5 million, net of tax, or $0.03 per share) related to the change in fair value of our interest rate swaps;

•

A $1.6 million gain of bargain purchase ($1.0 million, net of tax, or $0.05 per diluted share) related to the purchase of WZAB-AM in Miami, Florida of $1.0 million;

•

A $1.1 million loss ($0.7 million, net of tax, or $0.03 per share) on early redemption of long-term debt due to the repurchase of our 7 ¾% senior subordinated notes due in 2010;

•

A $0.1 million loss, net of tax, from discontinued operations of our radio station in Milwaukee, Wisconsin; and

•

A $0.6 million non-cash compensation charge ($0.4 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.3 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

Included in the results for the twelve month period ended December 31, 2008 are:

•

A $1.8 million income ($0.07 per diluted share), net of tax, from discontinued operations consisting primarily of:

o

A $1.3 million gain, net of tax, from the sale of WRRD-AM in Milwaukee, Wisconsin;

o

A $0.8 million gain, net of tax, from the sale of WFZH-FM in Milwaukee, Wisconsin; and

o

The operating results of CCM Magazine.

•

A $6.9 million gain ($4.4 million, net of tax, or $0.19 per diluted share) on disposal of assets consisting primarily of a $6.1 million pre-tax gain from the disposal of the assets of KTEK-AM in Houston, Texas and a $1.1 million pre-tax gain from the disposal of the assets of WRVI-FM in Louisville, Kentucky.

•

A $73.0 million impairment of indefinite-lived intangible assets ($47.1 million, net of tax, or $1.99 per share) related to the impairment of radio broadcasting licenses and goodwill in our Boston, Detroit, Cleveland, Louisville, Nashville, Tampa, Miami, Orlando, Sacramento, and Omaha markets;

•

A $1.3 million charge ($0.8 million, net of tax, or $0.05 per share) related to terminated transaction costs and abandoned license upgrades;

•

A $4.8 million charge ($3.2 million, net of tax, or $0.20 per share) related to the change in fair value of our interest rate swaps;

•

A $4.7 million gain ($3.0 million, net of tax, or $0.13 per diluted share) on early redemption of long-term debt due to the repurchase of $9.4 million of our 7 ¾% senior subordinated notes due in 2010; and

•

A $3.4 million non-cash compensation charge ($2.2 million, net of tax, or $0.09 per share) related to the expensing of stock options.  This charge included approximately $1.6 million related to the voluntary surrender of unvested stock options by senior management.  The charge consists of:

o

$2.8 million non-cash compensation included in corporate expenses;

o

$0.5 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

These results reflect the reclassification of the operations of our Milwaukee, Wisconsin radio stations to discontinued operations for all periods presented. These stations had net broadcast revenue of approximately $0.4 million and generated a loss of $0.1 million for the twelve months ended December 31, 2008 and no net broadcast revenue and generated a loss of $0.2 million for the twelve months ended December 31, 2009.

Additionally, these results reflect the reclassification of the operations of CCM Magazine to discontinued operations for all periods presented. The magazine had non-broadcast revenue of $0.4 million and generated a profit of $0.1 million for the twelve months ended December 31, 2008.

The company had no other comprehensive income or loss for the twelve months ended December 31, 2009 due to the interest rate swaps becoming ineffective during the fourth quarter of 2008.  Other comprehensive loss $0.5 million, net of tax, for the twelve months ended December 31, 2008 is due to the change in fair market value of the company's interest rate swaps.

Per share numbers are calculated based on 23,803,864 diluted weighted average shares for the twelve months ended December 31, 2009 and 23,671,288 diluted weighted average shares for the comparable 2008 period.

Balance Sheet

As of December 31, 2009, the company had net debt of $305.1 million and was in compliance with the covenants of its credit facilities and bond indentures.  The company’s bank leverage ratio was 5.83 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

•

On February 12, 2010, the company completed the acquisition of HotAir.com, a popular conservative Internet blog, for $2.0 million; and

•

On December 30, 2009, the potential buyer of radio station WRFD-AM, Columbus, Ohio, advised the company that they would not be able to meet the terms of the asset purchase agreement entered into on July 31, 2008.  Because of the buyer terminating the agreement, the accompanying financial information for all periods presented reflects the results of this market in continuing operations.  In January 2010, the company collected a $0.2 million termination fee from the buyer pursuant to the asset purchase agreement.

Conference Call Information

Salem will host a teleconference to discuss its results today, on March 3, 2010 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (719) 325-2249, passcode 3481356 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through March 17, 2010 and can be heard by dialing (719) 457-0820, passcode 3481356 or on the investor relations portion of the company’s website, located at www.salem.cc.

First Quarter 2010 Outlook

For the first quarter of 2010, Salem is projecting total revenue to decrease 1% to 3% over first quarter 2009 total revenue of $48.7 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets, terminated transaction costs and abandoned license upgrades and impairments to increase 1% to 4% as compared to the first quarter of 2009 operating expenses of $39.7 million.

In addition to its radio properties, Salem owns Salem Radio Network(R), which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Media Representatives(TM), a national radio advertising sales force; Salem Web Network(TM), an Internet provider of Christian content and online streaming; and Salem Publishing(TM), a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 94 radio stations, including 58 stations in 22 of the top 25 markets. Additional information about Salem may be accessed at the company's website, www.salem.cc.

Company Contact:

Evan D. Masyr

Salem Communications

(805) 987-0400 ext. 1053

evanm@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before discontinued operations (net of tax), impairment of indefinite-lived intangible assets, gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2009	2008	2009
	(unaudited)

Net broadcast revenue	$ 47,530	$ 43,347	$ 194,113	$ 172,055
Non-broadcast revenue	7,654	7,491	28,377	27,158
Total revenue	55,184	50,838	222,490	199,213
Operating expenses:
Broadcast operating expenses	29,215	26,249	124,881	108,149
Non-broadcast operating expenses	6,302	6,155	25,867	23,555
Corporate expenses	3,726	3,951	20,040	14,005
Depreciation and amortization	4,066	3,697	16,136	15,120
Cost of denied tower site, abandoned projects and terminated transactions	1,275	-	1,275	1,111
Impairment of indefinite-lived intangible assets	52,690	187	73,010	27,996
(Gain) loss on disposal of assets	(1,030)	6	(6,892)	1,676
Total operating expenses	96,244	40,245	254,317	191,612
Operating income (loss)	(41,060)	10,593	(31,827)	7,601
Other income (expense):
Interest income	66	52	247	290
Interest expense	(5,366)	(7,150)	(22,381)	(20,079)
Change in fair value of interest rate swaps	(4,827)	(2,315)	(4,827)	(781)
Gain on bargain purchase	-	-	-	1,634
Gain (loss) on early redemption of long-term debt	4,664	(1,710)	4,664	(1,050)
Other income (expense), net	(57)	(16)	121	(88)
Loss from continuing operations before income taxes	(46,580)	(546)	(54,003)	(12,473)
Provision for (benefit from) income taxes	(16,173)	945	(19,151)	(4,210)
Loss from continuing operations	(30,407)	(1,491)	(34,852)	(8,263)
Income (loss) from discontinued operations, net of tax	(184)	(91)	1,766	(83)
Net loss	$ (30,591)	$ (1,582)	$ (33,086)	$ (8,346)
Other comprehensive loss, net of tax	-	-	(480)	-
Comprehensive loss	$ (30,591)	$ (1,582)	$ (33,566)	$ (8,346)

Basic (loss) per share before discontinued operations	$ (1.28)	$ (0.06)	$ (1.47)	$ (0.35)
Income (loss) from discontinued operations, net of tax	$ (0.01)	$ -	$ 0.07	$ -
Basic (loss) per share after discontinued operations	$ (1.29)	$ (0.07)	$ (1.40)	$ (0.35)

Diluted (loss) per share before discontinued operations	$ (1.28)	$ (0.06)	$ (1.47)	$ (0.35)
Income (loss) from discontinued operations, net of tax	$ (0.01)	$ -	$ 0.07	$ -
Diluted (loss) per share after discontinued operations	$ (1.29)	$ (0.07)	$ (1.40)	$ (0.35)

Basic weighted average shares outstanding	23,673,788	23,933,940	23,671,288	23,803,864
Diluted weighted average shares outstanding	23,673,788	23,933,940	23,671,288	23,803,864

Other Data:
Station operating income	$ 18,315	$ 17,098	$ 69,232	$ 63,906
Station operating margin	38.5%	39.4%	35.7%	37.1%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2008	2009

Assets
Cash	$1,892	$8,945
Restricted cash	-	100
Trade accounts receivable, net	28,530	27,289
Deferred income taxes	5,670	4,700
Other current assets	2,844	3,459
Property, plant and equipment, net	133,910	121,174
Intangible assets, net	423,709	397,801
Bond issue costs	268	7,078
Bank loan fees	981	1,515
Other assets	9,914	6,984
Total assets	$607,718	$579,045

Liabilities and Stockholders' Equity
Current liabilities	$22,897	$20,373
Long-term debt and capital lease obligations	329,507	313,969
Deferred income taxes	43,106	38,973
Other liabilities	9,092	8,531
Stockholders' equity	203,116	197,199
Total liabilities and stockholders' equity	$607,718	$579,045

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2009	2008	2009
	(unaudited)
Capital expenditures
Acquisition related / income producing	$ 48	$ -	$ 3,949	$ 294
Maintenance	1,085	737	5,135	3,437
Total capital expenditures	$ 1,133	$ 737	$ 9,084	$ 3,731

Tax information
Cash tax expense	$ (71)	$ (4)	$ 279	$ 314
Deferred tax expense	(16,102)	949	(19,430)	(4,524)
Provision for (benefit from) income taxes	$ (16,173)	$ 945	$ (19,151)	$ (4,210)

Tax benefit of non-book amortization	$ 1,623	$ 3,138	$ 11,398	$ 9,280

Reconciliation of Same Station Net Broadcast
Revenue to Total Net Broadcast Revenue
Net broadcast revenue - same station	$ 47,077	$ 42,907	$ 189,668	$ 167,402
Net broadcast revenue - acquisitions	153	153	153	732
Net broadcast revenue - dispositions	75	-	600	8
Net broadcast revenue - format changes	225	287	3,692	3,913
Total net broadcast revenue	$ 47,530	$ 43,347	$ 194,113	$ 172,055

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses
Broadcast operating expenses - same station	$ 28,814	$ 25,917	$ 121,086	$ 104,071
Broadcast operating expenses - acquisitions	45	147	45	632
Broadcast operating expenses - dispositions	126	-	672	12
Broadcast operating expenses - format changes	230	185	3,078	3,434
Total broadcast operating expenses	$ 29,215	$ 26,249	$ 124,881	$ 108,149

Reconciliation of Same Station Operating Income to Total Station Operating Income
Station operating income - same station	$ 18,263	$ 16,990	$ 68,582	$ 63,331
Station operating income - acquisitions	108	6	108	100
Station operating income - dispositions	(51)	-	(72)	(4)
Station operating income - format changes	(5)	102	614	479
Total station operating income	$ 18,315	$ 17,098	$ 69,232	$ 63,906

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2009	2008	2009
	(unaudited)
Reconciliation of Station Operating Income and Non- Broadcast Operating Income to Operating Income (Loss)
Station operating income	$ 18,315	$ 17,098	$ 69,232	$ 63,906
Non-broadcast operating income	1,352	1,336	2,510	3,603
Less:
Corporate expenses	(3,726)	(3,951)	(20,040)	(14,005)
Depreciation and amortization	(4,066)	(3,697)	(16,136)	(15,120)
Cost of denied tower site, abandoned projects and terminated transactions	(1,275)	-	(1,275)	(1,111)
Impairment of indefinite-lived intangible assets	(52,690)	(187)	(73,010)	(27,996)
Gain (loss) on disposal of assets	1,030	(6)	6,892	(1,676)
Operating income (loss)	$ (41,060)	$ 10,593	$ (31,827)	$ 7,601

Reconciliation of Adjusted EBITDA to EBITDA to Net Income (Loss)
Adjusted EBITDA	$ 15,928	$ 14,676	$ 55,197	$ 54,004
Less:
Stock-based compensation	(44)	(209)	(3,374)	(588)
Impairment of indefinite-lived intangible assets	(52,690)	(187)	(73,010)	(27,996)
Cost of denied tower site and abandoned projects	(1,275)	-	(1,275)	(1,111)
Gain on bargain purchase	-	-	-	1,634
Gain (loss) on early redemption of long-term debt	4,664	(1,710)	4,664	(1,050)
Discontinued operations, net of tax	(184)	(91)	1,766	(83)
Gain (loss) on disposal of assets	1,030	(6)	6,892	(1,676)
EBITDA	(32,571)	12,473	(9,140)	23,134
Plus:
Interest income	66	52	247	290
Less:
Depreciation and amortization	(4,066)	(3,697)	(16,136)	(15,120)
Interest expense	(5,366)	(7,150)	(22,381)	(20,079)
Change in fair value of interest rate swaps	(4,827)	(2,315)	(4,827)	(781)
(Provision for) benefit from income taxes	16,173	(945)	19,151	4,210
Net loss	$ (30,591)	$ (1,582)	$ (33,086)	$ (8,346)

		Applicable
	Outstanding at	Interest
	December 31, 2009	Rate
Selected Debt and Swap Data
9 5/8% senior subordinated notes	$ 300,000	9.63%
Revolving credit facility	15,000	3.73%
(1) Subject to rolling LIBOR plus a spread currently at 3.5% and incorporated into the rate set forth above.